UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2022

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Commerce Street Las Vegas, NV	89106	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MARK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01    Entry into Material Definitive Agreement.

Convertible Subordinated Debenture and Equity Line of Credit

On October 6, 2022, Remark Holdings, Inc. (“Remark,” “we,” “us” or “our”) entered into a debenture purchase agreement (the “Debenture Purchase Agreement”) with Ionic Ventures, LLC (“Ionic”), pursuant to which we issued a convertible subordinated debenture in the original principal amount of $2,778,000 (the “Debenture”) to Ionic for a purchase price of $2,500,000.

The Debenture accrues interest at a rate of 8% per annum. The interest rate on the Debenture increases to a rate of 15% per annum if the Debenture is not fully paid or converted by February 6, 2023 (the “Trigger Date”) or upon the occurrence of certain trigger events (the “Trigger Events”), including, without limitation, the suspension from trading or the delisting of our common stock from Nasdaq and the occurrence of any material adverse effect. In addition, if the Debenture is not fully paid or converted by the Trigger Date, the original principal amount of the Debenture will be deemed to have been $3,334,000 from the issuance date. The Debenture matures on June 6, 2023.

The Debenture automatically converts into shares of common stock at the earlier of (i) the effectiveness of a registration statement registering the resale of certain Registrable Securities as such term is defined in the Registration Rights Agreement (as defined below) including, without limitation, the shares issuable upon conversion of the Debenture (the “Conversion Shares”) (such registration statement, the “Resale Registration Statement”), and (ii) 181 days after the issuance date of the Debenture. The number of shares of common stock issuable upon conversion of the Debenture shall be determined by dividing the outstanding balance under the Debenture (including all accrued and unpaid interest and accrued and unpaid late charges, if any) by a conversion price that is the lower of (x) 80% (or 70% if our common stock is not then trading on Nasdaq) of the average of the 10 lowest volume-weighted average prices (“VWAPs”) over a specified measurement period following the conversion date, and (y) $0.50 (the “Fixed Conversion Price”), subject to full ratchet anti-dilution protection in the event we issue certain equity securities at a price below the then Fixed Conversion Price. Additionally, in the event of a bankruptcy, we are required to redeem the Debenture in cash in an amount equal to the then outstanding balance of the Debenture multiplied by 120%, subject, however, to the provisions of the Subordination Agreement (as defined below). The Debenture further provides that we will not effect the conversion of any portion of the Debenture, and the holder thereof will not have the right to a conversion of any portion of the Debenture, to the extent that after giving effect to such conversion, the holder together with its affiliates would beneficially own more than 4.99% of the outstanding shares of our common stock immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”).

Also, on October 6, 2022, we entered into a purchase agreement (the “ELOC Purchase Agreement”) with Ionic, which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to direct Ionic to purchase up to an aggregate of $50,000,000 of shares of our common stock over the 36-month term of the ELOC Purchase Agreement. Under the ELOC Purchase Agreement, after the satisfaction of certain commencement conditions, including, without limitation, the effectiveness of the Resale Registration Statement and that the Debenture shall have been fully converted into shares of common stock or shall otherwise have been fully redeemed and settled in all respects in accordance with the terms of the Debenture, we have the right to present Ionic with a purchase notice (each, a “Purchase Notice”) directing Ionic to purchase any amount up to $3,000,000 of our common stock per trading day, at a per share price (the “Purchase Price”) equal to 90% (or 80% if our common stock is not then trading on Nasdaq) of the average of the 5 lowest VWAPs over a specified measurement period. With each purchase under the ELOC Purchase Agreement, we are required to deliver to Ionic an additional number of shares equal to 2.5% of the number of shares of common stock deliverable upon such purchase. The number of shares that we can issue to Ionic from time to time under the ELOC Purchase Agreement shall be subject to the Beneficial Ownership Limitation.

In addition, Ionic will not be required to buy any shares of our common stock pursuant to a Purchase Notice on any trading day on which the closing trade price of our common stock is below $0.25. We will control the timing and amount of sales of our common stock to Ionic. Ionic has no right to require any sales by us, and is obligated to make purchases from us as directed solely by us in accordance with the ELOC Purchase Agreement. The ELOC Purchase Agreement provides that we will not be required or permitted to issue, and Ionic will not be required to purchase, any shares under the ELOC Purchase Agreement if such issuance would violate Nasdaq rules, and we may, in our sole discretion, determine whether to obtain stockholder approval to issue shares in excess of 19.99% of our outstanding shares of common stock if such issuance would require stockholder approval under Nasdaq rules. Ionic has agreed that neither it nor any of its agents, representatives and affiliates will engage in any direct or indirect short-selling or hedging our common stock during any time prior to the termination of the ELOC Purchase Agreement.

The ELOC Purchase Agreement may be terminated by us if certain conditions to commence have not been satisfied by December 31, 2022. The ELOC Purchase Agreement may also be terminated by us at any time after commencement, at our discretion; provided, however, that if we sold less than $25,000,000 to Ionic (other than as a result of our inability to sell shares to Ionic as a result of the Beneficial Ownership Limitation, our failure to have sufficient shares authorized or our failure to obtain stockholder approval to issue more than 19.99% of our outstanding shares), we will pay to Ionic a termination fee of

$500,000, which is payable, at our option, in cash or in shares of common stock at a price equal to the closing price on the day immediately preceding the date of receipt of the termination notice. Further, the ELOC Purchase Agreement will automatically terminate on the date that we sell, and Ionic purchases, the full $50,000,000 amount under the agreement or, if the full amount has not been purchased, on the expiration of the 36-month term of the ELOC Purchase Agreement.

Concurrently with entering into the Debenture Purchase Agreement and the ELOC Purchase Agreement, we also entered into a registration rights agreement with Ionic (the “Registration Rights Agreement”), in which we agreed to file with the Securities and Exchange Commission (the “SEC”) one or more registration statements, as necessary, and to the extent permissible and subject to certain exceptions, to register under the Securities Act of 1933, as amended, the resale of the shares of our common stock issuable upon conversion of the Debenture, the shares of common stock that may be issued to Ionic under the ELOC Purchase Agreement and the shares of common stock that may be issued to Ionic if we fail to comply with our obligations in the Registration Rights Agreement. The Registration Rights Agreement requires that we file, within 30 days after signing, the Resale Registration Statement and use commercially reasonable efforts to have the Resale Registration Statement declared effective by the SEC on or before the earlier of (i) 90 days after signing (or 120 days if such registration statement is subject to full review by the SEC) and (ii) the 2nd business day after we are notified we will not be subject to further SEC review. If we fail to file or have the Resale Registration Statement declared effective by the specified deadlines, then in each instance, we will issue to Ionic 150,000 shares of our common stock within 2 trading days after such failure, and with respect to the Conversion Shares, we will additionally pay in cash, as liquidated damages, an amount equal to 2% of the amount then currently outstanding under the Debenture for failure to file and have the Resale Registration Statement declared effective by the same deadlines set forth above for each 30-day period after each such failure.

The foregoing descriptions of the Debenture Purchase Agreement, the Debenture, the ELOC Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.1, 4.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Mudrick Waiver and Subordination Agreement

On October 6, 2022, we also entered into a Provisional Waiver and Consent Agreement (the “Mudrick Waiver”) to the Senior Secured Loan Agreements, dated as of December 3, 2021 (the “Senior Loan Agreements”), that we, together with certain of our subsidiaries as guarantors, are party to with certain institutional lenders affiliated with Mudrick Capital Management, LP (collectively, the “Senior Lender”). Pursuant to the Mudrick Waiver, the Senior Lender agreed, among other things, to (i) waive certain existing events of default under the Senior Loan Agreement, (ii) defer payment of interest for the months of July, August and September 2022 to October 6, 2022, the closing date of the Debenture Purchase Agreement, and (iii) consent to the issuance of the Debenture and the other transactions contemplated by the Debenture Purchase Agreement. In connection with the Mudrick Waiver, we became a party to a Subordination and Intercreditor Agreement with the Senior Lender and Ionic (the “Subordination Agreement”), pursuant to which Ionic agreed, among other things, that all of our obligations to Ionic under the Debenture will be fully and unconditionally junior and subordinate in right of cash payment to the prior satisfaction in full of our obligation to the Senior Lender.

The foregoing descriptions of the Mudrick Waiver and Subordination Agreement do not purport to be complete and are qualified in their entirety to the full text of such documents, which is filed as Exhibit 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description
4.1	Subordinated Convertible Debenture, dated as of October 6, 2022.
10.1*	Debenture Purchase Agreement, dated as of October 6, 2022, between Remark Holdings, Inc. and Ionic Ventures, LLC.
10.2*	Purchase Agreement, dated as of October 6, 2022, between Remark Holdings, Inc. and Ionic Ventures, LLC.
10.3	Registration Rights Agreement, dated as of October 6, 2022, between Remark Holdings, Inc. and Ionic Ventures, LLC.
10.4	Provisional Waiver and Consent Agreement, dated as of October 6, 2022, among Remark Holdings, Inc., certain of its subsidiaries party thereto, and Mudrick Capital Management, LP.
10.5	Subordination and Intercreditor Agreement, dated as of October 6, 2022, among Ionic Ventures, LLC, Mudrick Capital Management, LP and Remark Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*    Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We will furnish supplementally a copy of any omitted exhibits or schedules to the Securities and Exchange Commission upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	October 11, 2022	By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer